SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                  FORM 8-K



                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 September 5, 1996
                  Date of Report (Date of earliest event reported)



                              Murphy Oil Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                    1-8590               71-0361522
     (State or other        (Commission file number)   (IRS employer
      jurisdiction of                                  identification no.)
      incorporation)


          200 Peach Street, P.O. Box 7000
               El Dorado, Arkansas                             71731-7000
       (Address of principal executive offices)                (Zip code)



                                   (501)  862-6411
                 (Registrant's telephone number, including area code)


                                  (Not Applicable)
            (Former name or former address, if changed since last report)

Item 5. Other Events

        See the attached press release dated September 5, 1996 included as a part of this report as Exhibit No. 1 regarding the proposed spin-off by Murphy Oil Corporation of its wholly owned farm, timber and real estate subsidiary Deltic Farm & Timber Co., Inc. [which is effectively to be reincorporated in Delaware (via merger with a newly formed company) as "Deltic Timber Corporation"].


                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  Murphy Oil Corporation



                                                  By:  /s/ W. Bayless Rowe
                                                       -------------------
                                                       W. Bayless Rowe
                                                       Secretary



Date:  September 16, 1996

                                                                EXHIBIT NO. 1


MURPHY OIL CORPORATION
NEWS RELEASE

FOR RELEASE:  SEPTEMBER 5, 1996


          MURPHY OIL ANNOUNCES SPIN-OFF OF DELTIC TIMBER CORPORATION

EL DORADO, AR - Claiborne P. Deming, President and Chief Executive Officer of Murphy Oil Corporation (NYSE "MUR") announced today that Murphy's Board of Directors has approved a transaction to spin off to its stockholders the stock of its wholly owned farm, timber and real estate subsidiary Deltic Farm & Timber Co., Inc. (which is shortly to be reincorporated in Delaware as "Deltic Timber Corporation"). As a result of the transaction Murphy Oil Corporation and Deltic Timber Corporation will be two separately owned and managed companies.

The spin-off will increase the ability of Deltic Timber Corporation to achieve and finance accelerated growth, allow the management of each company to focus on its respective core businesses and enable the financial markets to value each of the companies more effectively. An important element of Deltic Timber Corporation's plans is to acquire additional timberlands to supplement its 386,000 acres of land holdings, including 341,000 acres of timberlands.

Mr. Deming said, "This is an exciting opportunity for Deltic Timber Corporation. In its forest products business, Deltic has the right assets located in the right place at the right time. I'm confident Deltic's new Chairman Robert C. Nolan and its President and CEO Ron L. Pearce will unleash Deltic's value for all of its new stockholders." Mr. Deming added, "Deltic Timber Corporation will be spun out with substantially all of the assets of the former subsidiary and with no appreciable debt."

The distribution by Murphy is subject to confirmation of the tax free nature of the transaction. Once conditions are satisfied, the distribution will be pro rata to all Murphy stockholders as of a record date which will subsequently be established by Murphy's Board. It is expected that the record date will be set and the distribution will occur prior to year end. Murphy will reflect its farm, timber and real estate segment as discontinued operations in its third quarter 1996 financial statements.


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